Exhibit 10.2

HFF&L (CAYMAN) HOLDINGS, LTD.

MANAGEMENT MEMBERS’ AGREEMENT

Dated November 1, 2005

i

Section 7.5	Set-Off	16
Section 7.6	Amendment and Waiver.	16
Section 7.7	Assignment of Rights	16
Section 7.8	Binding Effect	16
Section 7.9	Notices	16
Section 7.10	Severability	18
Section 7.11	Counterparts	18

ii

MANAGEMENT MEMBERS’ AGREEMENT

This MANAGEMENT MEMBERS’ AGREEMENT (this “Agreement”) is made on November 1, 2005, by and among HFF&L (Cayman) Holdings, Ltd., a Cayman Islands exempted company (the “Company”), and each of the following (hereinafter severally referred to as a “Member” and collectively referred to as the “Members”): (a) Hellman & Friedman Capital Partners V (Cayman), L.P., a Cayman Islands exempted limited partnership (“HFCP V (Cayman)”), Hellman & Friedman Capital Partners V (Cayman Parallel), L.P., a Cayman Islands exempted limited partnership (“HFCP V (Cayman Parallel)”, and together with HFCP V (Cayman), collectively, the “H&F Investors”), (b) Friedman Fleischer & Lowe Capital Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“FF&L (Cayman)”), FFL Parallel Fund II (Cayman), L.P., a Cayman Islands exempted limited partnership (“FF&L Parallel”), and FFL Executive Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“FF&L Executive”, and together with FF&L (Cayman) and FF&L Parallel, the “FF&L Investors”), and together with the H&F Investors, the “Sponsor Members”), (c) each of the individuals listed on Exhibit A attached hereto (each a “Management Member”, collectively the “Management Members”), and (d) any other Person who becomes a party hereto pursuant to Article VI.

WHEREAS, immediately prior to the execution and delivery of this Agreement, each Management Member (a) purchased that number of Shares with the cash proceeds of his/her bonus paid pursuant to his/her respective STA Letter Agreement, in each case, in the amounts set forth opposite his/her name on Exhibit A attached hereto (the “Investment Shares”), and (b) was issued that number of unvested Shares pursuant to his/her Restricted Share Issuance Agreement, in each case, in the amounts set forth opposite his/her name on Exhibit A attached hereto (the “Granted Shares”);

WHEREAS, as a condition to the foregoing, each Management Member agreed to become a party to this Agreement; and

WHEREAS, the Members and the Company desire to set forth the respective rights and obligations of the Members with respect to Shares owned by the Management Members.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Company” means HFF&L (U.S.) Holdings, Inc., a Delaware corporation.

“Affiliate” means (a) with respect to any Person other than a natural Person, any other Person that controls, is controlled by, or is under common control with such Person; (b) with respect to any natural Person, (i) any parent, grandparent, sibling or child of such natural Person, or any individual married to any such individual or (ii) any trust established for the benefit of such natural Person or any Affiliate of such natural Person; and (c) with respect to any Person that is a trust whose sole beneficiaries are individuals, such individuals and their lineal descendants. The term “control”, as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, (a) the Company, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Member, (b) none of the H&F Investors shall be considered Affiliates of any portfolio company in which any of the H&F Investors or any of their investment fund Affiliates have made a debt or equity investment, (c) none of the FF&L Investors shall be considered Affiliates of any portfolio company in which any of the FF&L Investors or any of their investment fund Affiliates have made a debt or equity investment, (d) none of the H&F Investors shall be considered Affiliates of any of the FF&L Investors, and (e) none of the FF&L Investors shall be considered Affiliates of any of the H&F Investors.

“Agreement” means this Management Members’ Agreement, including all Exhibits and/or Schedules hereto, as the same may be amended, supplemented, restated or modified from time to time.

“Board” means the Board of Directors of the Company.

“Call” has the meaning set forth in Section 4.1.

“Call Date” has the meaning set forth in Section 4.4(a).

“Call Price” has the meaning set forth in Section 4.4(b).

“Cause” means, with respect to a Management Member, “cause” as defined in any employment agreement between such Management Member and the Company, the Acquisition Company, or any other direct or indirect subsidiary of the Company.

“Code” has the meaning set forth in Section 5.4(d).

“Company” has the meaning set forth in the preamble.

“Competitor” means any Person that is engaged in the business of writing, issuing, selling, brokering, reinsuring, endorsing, marketing, distributing, soliciting, placing or providing Insurance Products.

“Dispute” has the meaning set forth in Section 7.4.

“Dragging Member” has the meaning set forth in Section 3.4.

“Employment” or “employment” means active employment with the Company, the Acquisition Company or any direct or indirect subsidiary of the Company. “Employee”, “employee”, “Employed” and “employed” have meanings correlative to the foregoing.

“Fair Market Value” means, as to any Shares as of any date, the value of such Shares determined in good faith by the Board without taking into account minority or illiquidity discounts. Fair Market Value will be determined with reference to the valuation multiples at the closing of the transactions contemplated by the Stock Purchase Agreement, until such time as that methodology, as determined in good faith by the Board, no longer represents the fair market value of the Shares in question.

“FF&L (Cayman)” has the meaning set forth in the preamble.

“FF&L Executive” has the meaning set forth in the preamble.

“FF&L Investors” has the meaning set forth in the preamble and includes any Affiliates of the FF&L Investors that hold Shares and have become parties to this Agreement pursuant to Article VI.

“FF&L Parallel” has the meaning set forth in the preamble.

“Good Reason” means, with respect to a Management Member, “good reason” as defined in any employment agreement between such Management Member and the Company, the Acquisition Company, or any other direct or indirect subsidiary of the Company.

“Granted Shares” has the meaning set forth in the preamble.

“H&F Investors” has the meaning set forth in the preamble and includes any Affiliates of the H&F Investors that hold Shares and have become parties to this Agreement pursuant to Article VI.

“HFCP V (Cayman)” has the meaning set forth in the preamble.

“HFCP V (Cayman Parallel)” has the meaning set forth in the preamble.

“Initial Public Offering” means the consummation of the initial underwritten public offering (or series of offerings) of Shares registered under the Securities Act.

“Insurance Product” means any property, casualty or other insurance product that is issued by any of the Company’s subsidiaries at the time of determination.

“Investment Shares” has the meaning set forth in the preamble.

“JAMS” has the meaning set forth in Section 7.4.

“Management Members” has the meaning set forth in the preamble and shall include each additional Person who becomes a party to this Agreement pursuant to Article VI hereof and who is an employee of the Company, the Acquisition Company or any of the direct or indirect subsidiaries of the Company at the time he or she became a party to this Agreement.

“Mature Shares” has the meaning ascribed to such term under United States generally accepted accounting principles.

“Members” has the meaning set forth in the preamble.

“Permitted Transferee” means, with respect to a Management Member and solely in connection with his or her estate plan, such Management Member’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Pro Rata Portion” has the meaning set forth in Section 3.3(c).

“Restricted Stock Agreement(s)” means those certain restricted share issuance agreements, dated November 1, 2005, between each of the Management Members and the Company pursuant to which the Management Members received, or will receive, certain unvested Shares in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement.

“Restricted Shares” has the meaning set forth in Section 5.2(a).

“Sale of the Company” means any of the following events: (a) the acquisition of the Company by another Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, scheme of arrangement, consolidation, recapitalization or other similar transaction) in which the Company’s members of record immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for the Company’s acquisition or otherwise) fail to hold at least fifty percent (50%) of the voting power of the resulting or surviving corporation or other surviving entity, as applicable, following such acquisition, or (b) the sale of all or substantially all of the Company’s and its subsidiaries’ assets, taken as a whole.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Management Member” has the meaning set forth in Section 3.3(b).

“Selling Sponsor Member” has the meaning set forth in Section 3.3(a).

“Shares” means the ordinary shares of the Company, par value $0.001 per share, together with any other equity securities hereinafter issued (or issuable upon the conversion or exercise of any security issued) or distributed by the Company.

“Sponsor Members” has the meaning set forth in the preamble.

“STA” means The St. Paul Travelers Companies, Inc.

“STA Letter Agreements” means those certain letter agreements between certain Management Members and STA pursuant to which the Management Members received, or will receive, payments in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated August 2, 2005, entered into by and among United States Fidelity and Guaranty Company, STA (solely as to Sections 1.7, 5.11, 5.17 and Article XV), the Acquisition Company, and, solely as to Sections 1.9(b), 6.6, 12.12 and Article XV of such Stock Purchase Agreement, FF&L (Cayman), HFCP V (Cayman) and HFCP V (Cayman Parallel).

“Termination Date” means the date on which a Management Member’s Employment with the Company, the Acquisition Company or any other direct or indirect subsidiary of the Company is terminated.

“Transfer Notice” has the meaning set forth in Section 3.3(a).

Section 1.2 General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the Schedules hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. Any reference in this Agreement to $ shall mean U.S. dollars.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties.

(a) Each of the parties hereto hereby represents and warrants to each of the other parties on the date hereof as follows:

(i) Such party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority (acting through its general partner, as applicable) to conduct its business as it is now being conducted and is proposed to be conducted.

(ii) Such party has the full power, authority and legal right (acting through its general partner, as applicable) to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, corporate or otherwise, of such party. This Agreement has been duly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(iii) The execution and delivery by such party of this Agreement, the performance by such party of its obligations hereunder and the consummation of the transactions contemplated herein by such party does not and will not violate (A) any provision of its bylaws, charter, articles of association, partnership agreement or other similar document, as applicable, (B) any provision of any material agreement to which it is a party or by which it is bound or (C) any law, rule, regulation, judgment, order or decree to which it is subject.

(iv) No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or enforceability of this Agreement or the consummation of any of the transactions contemplated herein.

(v) Such party is not in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such party’s ability to enter into this Agreement or to perform its obligations hereunder.

(vi) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such party to enter into this Agreement or to perform its obligations hereunder.

(vii) Such party owns the number of Shares set forth opposite such party’s name in Exhibit A attached hereto, free and clear of any and all liens, claims and encumbrances, other than those created by this Agreement, or, in the case of the Sponsor Members, other than those set forth in that certain Members’ Agreement, dated the date hereof, by and among the Company and the Sponsor Members.

(b) The Company represents and warrants that, on the date hereof, the authorized share capital of the Company is $50,000 and consists of 50,000,000 Shares, of which 44,111,516 Shares are issued and outstanding.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1 General Restrictions on Transfers.

(a) Prior to an Initial Public Offering, except for transfers in accordance with Sections 3.2, 3.3, 3.4 and Article IV of this Agreement, no Management Member may transfer by way of sale, exchange, assignment, pledge (other than to the Company or any of its subsidiaries), gift or other disposition (all of which acts shall be deemed included in the term “transfer” as used in this Agreement) any Shares (whether held in its own right or by its representative) to any Person.

(b) In addition, no Management Member may transfer any Shares unless (i) such transfer of Shares is made on the Register of Members of the Company and is not in violation of the provisions of this Article III and (ii) the transferee of such Shares (if other than (A) the Company or a Member, (B) a transferee of Shares made under Rule 144 or any successor provision under the Securities Act, or (C) a transferee of Shares pursuant to an offer and sale registered under the Securities Act) agrees to become a party to this Agreement pursuant to Article VI hereof and executes such further documents as may be necessary, in the opinion of the Board, to make him, her or it a party hereto.

(c) Any purported transfer of Shares other than in accordance with this Agreement by any Management Member shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its Register of Members any change in record ownership of Shares pursuant to any such transfer.

(d) The Company shall not issue any Shares, or securities convertible into or exchangeable or exercisable for any Shares, upon original issue or reissue or otherwise dispose of any Shares (other than Shares registered under the Securities Act) unless the recipient or transferee of such Shares (if other than an existing Member) shall agree to become a party to this Agreement pursuant to Article VI hereof (or, in the case of a Person other than a Management Member, a party to that certain Members’ Agreements, dated as of the date hereof, by and among the Company and the Sponsor Members) and executes such further documents as may be necessary, in the opinion of the Board, to make him, her or it a party hereto.

(e) Each Management Member acknowledges that the Shares have not been registered under the Securities Act and may not be transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Management Member agrees that it will not transfer any Shares at any time if such action would constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Shares under any such laws or a breach of any undertaking or agreement of such Management Member entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Each Management Member agrees that any certificates representing Shares to be held by it shall bear the restrictive legend set forth in Section 5.2(a).

(f) No Management Member shall grant any proxy or enter into or agree to be bound by any voting trust or similar arrangement with respect to any Shares or enter into any agreements or arrangements of either kind with any Person with respect to any Shares, in each case, that is inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Members or holders of Shares who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Shares, or the exercise of any rights hereunder, nor shall any Management Member act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any Shares, or the exercise of any rights hereunder, in any manner which is inconsistent with the provisions of this Agreement.

(g) No Management Member may transfer any Shares to any Competitor of the Company or any Affiliate of such Competitor, unless such transfer is consummated pursuant to Sections 3.3 or 3.4.

Section 3.2 Transfers to Permitted Transferees. Notwithstanding the prohibition on transfers contemplated by this Article III, a Management Member may transfer any or all of the Shares held by it to a Permitted Transferee without complying with the provisions of this Article III other than Section 3.1(b) through (h); provided that as a condition to such transfer, such Permitted Transferee shall become a party to this Agreement as provided in Section 3.1(b).

Section 3.3 Tag-Along Rights.

(a) If one or more of the Sponsor Members proposes to transfer, in a single transaction or series of transactions, any of its Shares to another Person (other than to an Affiliate or in a transaction pursuant to Section 3.4), such Sponsor Members (the “Selling Sponsor Members”) shall give written notice (a “Transfer Notice”) of such proposed transfer to the Management Members at least twenty (20) days prior to the consummation of such proposed transfer, setting forth (i) the number of Shares proposed to be transferred, (ii) the consideration to be received for such Shares by such Selling Sponsor Members (which shall be the same in all respects for each Selling Management Member (as defined below)), (iii) the identity of the purchaser of such Shares, (iv) any other material terms and conditions of the proposed transfer, (v) the date of the proposed transfer and (vi) that each such Management Member shall have the right to elect to sell up to its Pro Rata Portion of such Shares in such transfer, to the extent such Shares are vested.

(b) Upon receipt of a Transfer Notice, each such Management Member may elect to sell up to its Pro Rata Portion of Shares, to the extent such Shares are vested, at the same price per Share and pursuant to the same terms and conditions with respect to payment for the Shares as agreed to by the Selling Sponsor Members, by sending written notice to Selling Sponsor Members, in the manner set forth in the Transfer Notice, within fifteen (15) days of the date of the Transfer Notice, indicating its election to sell up to its Pro Rata Portion of Shares, to the extent such Shares are vested, in the same transaction, which election shall be irrevocable. Following such fifteen (15) day period, each of the Selling Sponsor Members and each other Management Member that has delivered such written notice (each a “Selling Management Member”), concurrently with the Selling Sponsor Members, shall be permitted to sell to the purchaser on the terms and conditions with respect to payment set forth in the Transfer Notice its Pro Rata Portion of Shares, to the extent such Shares are vested. All costs and expenses incurred by the Selling Sponsor Members in connection with such sale shall be borne by the Selling Sponsor Members and each Selling Management Member on a pro rata basis in accordance with the number of Shares being sold by each such Person.

(c) For purposes of this Section 3.3, “Pro Rata Portion” shall mean, with respect to Shares held by any Selling Sponsor Member or Selling Management Member, a

number equal to the product of (i) the total number of Shares owned by such Selling Sponsor Member or Selling Management Member (to the extent such Shares are vested), as the case may be, and (ii) a fraction, the numerator of which shall be the total number of Shares proposed to be sold to a purchaser as set forth in a Transfer Notice and the denominator of which shall be the total number of Shares owned by all of the Selling Sponsor Members and the Selling Management Members.

(d) The rights of any Management Member to participate in a transaction contemplated by this Section 3.3 will terminate upon an Initial Public Offering.

Section 3.4 Drag-Along Rights.

(a) At any time prior to an Initial Public Offering, in the event that the Board and each of the H&F Investors and the FF&L Investors approve a Sale of the Company or a Sale of the Company is effected pursuant to Article VII of that certain Members’ Agreement, dated as of the date hereof, by and among the Company and the Sponsor Members, then the participating Sponsor Members (the “Dragging Members”) may give notice to the Management Members that the Dragging Members intend to enter into such transaction and that the Dragging Members desire to cause the Management Members to participate on a pro rata basis in such transaction on the same terms and conditions as available to the Dragging Members. Such notice shall also specify (i) the consideration, if any, to be received by the Management Members and any other material terms and conditions of the proposed transaction (which price shall be the same in all respects and the other material terms and conditions, to the extent applicable, shall be the same in all material respects for all Members), (ii) the identity of the other Person or Persons party to the transaction, (iii) the date of completion of the proposed transaction (which date shall be not less than twenty (20) days after the date of the notice) and (iv) the action or actions required of each Management Member in order to complete or facilitate such proposed transaction (including the sale of a pro rata portion (based on the total number of Shares) of the Shares held by the Management Members or the voting of all such Shares in favor of any such merger, consolidation or sale of assets and the waiver of any related appraisal or dissenters’ rights). The Dragging Members agree to provide any further information about the transaction reasonably requested by any Management Member, subject to any restrictions on disclosure pursuant to applicable law or contract (unless such Management Member is willing to agree to the terms of any such contract). Upon receipt of such notice, each Management Member shall be obligated to take the action or actions referred to in clause (iv) above. All out-of-pocket costs and expenses incurred by the Dragging Members in connection with the consummation of such sale shall be borne by the Dragging Members and each other Management Member on a pro rata basis in accordance with the number of Shares being sold by each such Management Member.

(b) Notwithstanding anything to the contrary contained in this Agreement, any Shares that have been transferred, sold or assigned in accordance with this Article III shall remain subject to the terms and conditions of this Section 3.4, and any transferee of Shares, whether or not a party to this Agreement, shall be deemed a Member for purposes of this Section 3.4 upon receipt of such Shares.

ARTICLE IV

PURCHASE OF GRANTED SHARES ON TERMINATION OF

EMPLOYMENT OF MANAGEMENT MEMBERS

Section 4.1 General. If a Management Member’s Employment with the Company, the Acquisition Company or any other direct or indirect subsidiary of the Company shall terminate, the Company (and, to the extent provided in Section 4.3, the Sponsor Members) shall have the right to purchase all or a portion of the Granted Shares owned by such Management Member and/or any of his or her direct or indirect transferees or assignees owning any such Shares upon the terms and subject to the conditions set forth in this Article IV (a “Call”). The right of the Company (and, to the extent provided in Section 4.3, the Sponsor Members) to effect a Call, as set forth in this Article IV, shall terminate upon an Initial Public Offering, whether or not a notice of exercise of any such Call has been given prior to such Initial Public Offering.

Section 4.2 Exercise of Call Rights.

(a) If a Management Member’s Employment with the Company, the Acquisition Company or any other direct or indirect subsidiary of the Company shall terminate for any reason, the Company shall have the right (with the approval of the Board or the applicable committee thereof), but not the obligation, by written notice to such Management Member prior to the date that is thirty (30) days after the later of (i) the Termination Date and (ii) the date on which the Shares first become Mature Shares, to Call all or a specified portion of the Granted Shares at the Call Price.

(b) Upon the exercise of a Call with respect to any Granted Shares pursuant to this Section 4.2, (i) the Company shall, within thirty (30) days following the Call Date, purchase such Granted Shares from the Management Member for the Call Price, payable in cash and (ii) the Management Member shall, simultaneously therewith, transfer such Granted Shares to the Company free and clear of all liens by delivering to the Company share certificates (if any) for such Granted Shares and share transfer forms, duly endorsed in blank with appropriate transfer tax stamps affixed.

Section 4.3 Call Option of the Sponsor Members. If, at any time prior to the date that is thirty (30) days after the later of (a) the Termination Date and (b) the date on which the Shares first become Mature Shares, the Company shall determine not to exercise a Call pursuant to this Article IV, then the Company shall promptly notify the Sponsor Members of such determination. In such event, the Sponsor Members shall have the right to exercise the Call right pursuant to the terms and conditions of this Article IV in the same manner as the Company. The number of Granted Shares each Sponsor Member would be entitled to purchase pursuant to this Section 4.3 shall be determined on a pro rata basis based on the respective amounts of Shares held by each participating Sponsor Member on the Call Date.

Section 4.4 Certain Definitions used in Article IV.

(a) “Call Date” means the date on which the Company notifies (or, pursuant to Section 4.3, the Sponsor Members notify) a Management Member of the Company’s exercise (or the Sponsor Members’ exercise) of a Call with respect to all or a portion of such Management Member’s Granted Shares.

(b) “Call Price” means, with respect to any Call exercised pursuant to this Article IV with respect to any Granted Shares, a price equal to:

(i) in the case of any Granted Shares that are deemed to be “vested” in accordance with the terms and conditions of the Restricted Share Issuance Agreement:

(A) the Fair Market Value of such Granted Shares as of the Call Date, if the Management Member’s Employment is terminated (1) by the Company without Cause or (2) by such Management Member for Good Reason; or

(B) the lower of (1) the Fair Market Value of such Granted Shares as of the Call Date or (2) the original price per Share paid by the Sponsor Members on the date of this Agreement, if the Management Member’s Employment is terminated (x) by the Company for Cause or (y) by such Management Member without Good Reason.

(ii) in the case of any Granted Shares that are deemed to be “unvested” in accordance with the terms and conditions of Restricted Share Issuance Agreement, the aggregate principal amount and unpaid interest outstanding pursuant to that certain Limited Recourse Stockholder Note related to the issuance of the Granted Shares to be issued to the Acquisition Company by such Management Member (it being understood that the repurchase price under this Section 4.4(b)(ii) may be zero if there is no balance on such Promissory Note).

Section 4.5 Non-Competition. Notwithstanding anything to the contrary contained herein, if a Management Member engages in any “Competitive Activity” (as defined in such Management Member’s employment agreement with the Acquisition Company) during the period commencing on the Termination Date and ending on the earlier of (a) the second anniversary of the Termination Date and (b) the fifth anniversary of the date hereof, then such Management Member shall repay to the Company the aggregate Call Price received by such Management Member pursuant to this Article IV. As a condition to the payment of the Call Price to any Management Member by the Company or, if applicable, the Sponsor Members, the Management Members hereby agree to enter into a separate agreement to effect the restrictions contemplated by this Section 4.5 if requested by the Company or, if applicable, the Sponsor Members.

ARTICLE V

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.1 Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.2 Legend on Share Certificates.

(a) The certificates representing the Shares shall include an endorsement typed conspicuously thereon of the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A MANAGEMENT MEMBERS’ AGREEMENT (THE “AGREEMENT”) DATED NOVEMBER 1, 2005 AND MAY NOT BE VOTED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”

In the event that any Shares shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof and the delivery of the certificates representing such Shares to the Company for cancellation, issue to such holder a new certificate representing such Shares without the first two sentences of the legend required by this Section 5.2. In the event that any Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the request of the holder thereof and the delivery of the certificates representing such Shares to the Company for cancellation, issue to such holder a new certificate representing such Shares without the third sentence of the legend required by this Section 5.2.

“Restricted Shares” shall mean all Shares other than (a) Shares the offer and sale of which have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (b) Shares with respect to which a sale or other disposition has been made in reliance on and in accordance with Rule 144 under the Securities Act (or any successor provision) under the Securities Act, or (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance satisfactory to the Company, of counsel, who shall be satisfactory to the Company, or (ii) a “no action” letter from the SEC, to the effect that subsequent transfers of such Shares may be effected without registration under the Securities Act.

(b) All certificates for Shares representing Restricted Shares hereafter issued, whether upon transfer or original issue, shall be endorsed with a like legend.

Section 5.3 Certain Undertakings.

(a) Prior to entering into any agreement or arrangement with any Person pursuant to which the Company would effect a merger, scheme of arrangement, consolidation, recapitaliztion or other similar transaction in which the Company would not be the surviving Person, the Company shall, to the extent permitted by applicable law, provide for the assumption of the obligations of the Company set forth in this Agreement by such Person, unless such obligation is waived by a majority of the Members. If the obligations of the Company cannot be assumed by such Person, the Company shall cause such Person to negotiate in good faith with the Members to execute and deliver an agreement among such Person and the Members on terms substantially equivalent to this Agreement, subject only to modifications required by applicable law or mutually agreed upon by such Person and the Members, and the Members hereby agree to execute and deliver such agreement.

(b) Prior to a liquidation or reorganization of the Company, the Company shall cause the Person in which the Members will hold securities following such liquidation or reorganization to negotiate in good faith with the Members to execute and deliver an agreement among such Person and the Members on terms substantially equivalent to this Agreement, subject only to modifications required by applicable law or mutually agreed upon by such Person and the Members, and the Members hereby agree to execute and deliver such Agreement.

Section 5.4 Tax Matters.

(a) The Management Members hereby agree that the Company is intended to be treated as a partnership for U.S. federal income tax purposes. The Company shall file all necessary tax forms and tax returns on a basis consistent with such intended treatment. Neither the Company nor any Management Member shall take any action so as to cause the Company to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

(b) FF&L (Cayman) shall be the “tax matters partner” of the Company. In the event that FF&L (Cayman) cannot serve as the tax matters partner of the Company, the Members shall select one of the other Members to serve in such capacity; provided, however, that such Member shall serve in such capacity solely as the agent of FF&L (Cayman).

(c) The Management Members have contributed to the Company the amount set forth opposite their respective names on Exhibit A in exchange for the number of Shares set forth opposite their respective names on Exhibit A. The total capital of each Management Member in the Company from time to time shall be referred to as the Management Member’s “Capital.”

(d) A Capital account shall be maintained for each Management Member on the books of the Company, which account shall set forth the Capital of each Management Member in the Company. Such Capital account shall be adjusted to reflect the Management Members’ share of allocations and distributions, and any additional Capital contributions to the Company or withdrawals of Capital from the Company. Such Capital account shall further be adjusted to conform to the Treasury Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended (the “Code”), as interpreted in good faith by the Company.

(e) The Profits or Losses incurred by the Company for each taxable year shall be determined on an annual basis. For each taxable year in which the Company realizes Profits or Losses, such Profits or Losses, respectively, shall be allocated to the Members in accordance with their percentage ownership interests in the Company. As used herein, “Profits” and “Losses” mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss; and

(ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss.

Section 5.5 “Market Stand Off” Agreement. Each Management Member hereby agrees that during (a) the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act in connection with an Initial Public Offering, and (b) the ninety (90) day period following the effective date of a registration statement of the Company filed under the Securities Act subsequent to an Initial Public Offering, it shall not, to the extent requested by the Company and any underwriter, sell, pledge (other than to the Company or any of its subsidiaries), hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Shares held by it at any time during such period.

ARTICLE VI

ADDITIONAL PARTIES

Section 6.1 Additional Parties. Additional parties may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such additional parties.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Entire Agreement. This Agreement and the Restricted Share Issuance Agreements constitute the entire understanding and agreement between the parties as to restrictions on the transferability of the Shares held by the Management Members and the other matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto.

Section 7.2 Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

Section 7.4 Arbitration. Any dispute, controversy or claim (each a “Dispute” and collectively, the “Disputes”) arising out of, relating to or in connection with this Agreement, including, without limitation, any Dispute regarding its validity or termination, or the performance or breach thereof under this Agreement shall be settled exclusively and finally by a panel of three (3) arbitrators selected by the mutual agreement of the parties to such Dispute in an arbitration proceeding administered by Judicial Arbitration and Mediation Services (“JAMS”) under its Rules of Practice and Procedure in effect at the time of such proceeding, and judgment on the award rendered by such arbitrators may be entered in any court having jurisdiction thereof. If the parties to any such Dispute are unable to select such arbitrators within fifteen (15) days of the first notice given by any party to such Dispute to the other party or parties to such Dispute requesting arbitration and the selection of such arbitrators, any party to such Dispute may request that JAMS select such arbitrators, which selection shall be binding on the parties to such Dispute. If (a) two or more Disputes arising out of or in connection with this Agreement are simultaneously pending, (b) the subject matters of such Disputes involve common questions of law or fact and (c) the independent resolution of each such Dispute could result in conflicting decisions or obligations, such Disputes may be consolidated in a single proceeding. If more than one arbitration proceeding involving any such Disputes are pending, such proceedings shall, at the request of any party to such Dispute, be consolidated and settled in a single arbitration proceeding; provided that the determination of whether such Disputes shall be consolidated shall be determined by the first panel of three (3) arbitrators established to settle any such Dispute. If such Disputes are consolidated and more than one panel of three (3) arbitrators has been established to settle any of such Disputes, the parties to such Dispute shall, within twenty (20) days of such consolidation, select one panel of three arbitrators so established to settle the single consolidated arbitration proceeding. Unless the parties to such Dispute otherwise agree to conduct any arbitration proceeding pursuant to this Section 7.4 elsewhere, such proceeding shall be conducted and any decision shall be rendered in New York, New York or San Francisco, California, at a venue to be selected by mutual agreement of the parties to such Dispute (provided that if no such venue is agreed to by the parties, then New York, New York shall be the venue). Expenses and costs associated with the submission of any Dispute to arbitration shall be the responsibility of the party against whom a final decision is rendered with respect to that Dispute (provided that in the case of multiple Disputes that are consolidated into a single proceeding, the costs of such proceeding shall be borne on a Dispute-by-Dispute basis by the party against whom a final decision is rendered with respect to each particular Dispute). The award rendered by the arbitrators shall be final and binding on the parties to the Dispute; provided, however, that (i) by agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate, and (ii) in addition to the authority conferred upon the tribunal by the rules specified above, the tribunal shall also have the authority to grant provisional remedies, including injunctive relief. Except as required by applicable law or the rules of any stock exchange or self regulatory authority, the Members hereby agree to keep confidential any Dispute submitted to arbitration pursuant to this Section 7.4.

Section 7.5 Set-Off. The Company shall be permitted to set-off any payments to be made by a Management Member to the Company against any payments to be made by the Company to such Management Member, whether pursuant to this Agreement or otherwise.

Section 7.6 Amendment and Waiver.

(a) This Agreement may be amended, modified or waived, in whole or in part, at any time pursuant to an agreement in writing executed by (i) the Company, (ii) each of the Sponsor Members, and (iii) the Management Members holding a majority of the Shares held by all Management Members. Any amendment, modification or waiver effected in accordance with the immediately preceding sentence shall be effective and binding on the Company and each Member.

(b) Notwithstanding the foregoing, any addition of a transferee of Shares or a recipient of any Shares as a party hereto pursuant to Article VI shall not constitute an amendment hereto and need be signed only by the Company and such transferee or recipient. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 7.7 Assignment of Rights. Except as otherwise expressly provided herein, the rights of each Management Member hereunder shall not be assignable.

Section 7.8 Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 7.9 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered (by courier or otherwise), sent by facsimile transmission or sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mail as follows:

If to the Company, to:

c/o Walkers SPV Limited

Walker House

PO Box 908GT

George Town, Grand Cayman

Cayman Islands

Attn: Iain McMurdo

Facsimile: (345) 814-8217

With a copy, which shall not constitute notice, to:

Friedman Fleischer & Lowe LLC

One Maritime Plaza

Suite 1000

San Francisco, California 94111

Attn: David L. Lowe

Facsimile: (415) 402-2111

and

Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, California 94111

Attn: David R. Tunnell

          Arrie R. Park

Facsimile: (415) 788-0176

and

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022-4689

Attn: Neil W. Townsend

Facsimile: (212) 752-5378

and

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110-1800

Attn: James Westra

Facsimile: (617) 772-8333

If to the H&F Investors, to:

c/o Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, California 94111

Attn: David R. Tunnell

          Arrie R. Park

Facsimile: (415) 788-0176

(a)	With a copy, which shall not constitute notice, to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110-1800

Attn: James Westra

Facsimile: (617) 772-8333

If to the FF&L Investors, to:

c/o Friedman Fleischer & Lowe LLC

One Maritime Plaza

Suite 1000

San Francisco, California 94111

Attn: David L. Lowe

Facsimile: (415) 402-2111

(b)	With a copy, which shall not constitute notice, to:

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022-4689

Attention: Neil W. Townsend

Facsimile: (212) 752-5378

If to any other Member, to the address set forth below his, her or its name on the signature pages hereto or on Exhibit A hereto.

Each party may change its address or facsimile number by giving notice of such change of address or facsimile number as provided in this Section 7.9.

Section 7.10 Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, the parties have caused this Management Members’ Agreement to be executed, by their duly authorized officers or agents where applicable, as of the day and year first above written.

HFF&L (CAYMAN) HOLDINGS, LTD.

By:	/s/ David Lowe
Name:
Title:

FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS II (CAYMAN), L.P.

By:	Friedman Fleischer & Lowe GP II (Cayman), L.P., as its General Partner

By:	FFL GP II (Cayman), Inc., as its General Partner

By:	/s/ David Lowe
Name:
Title:

FFL PARALLEL FUND II (CAYMAN), L.P.

By:	Friedman Fleischer & Lowe GP II (Cayman), L.P., as its General Partner

By:	FFL GP II (Cayman), Inc., as its General Partner

By:	/s/ David Lowe
Name:
Title:

FFL EXECUTIVE PARTNERS II (CAYMAN), L.P.

By:	Friedman Fleischer & Lowe GP II (Cayman), L.P., as its General Partner

By:	FFL GP II (Cayman), Inc., as its General Partner

By:	/s/ David Lowe
Name:
Title:

HELLMAN & FRIEDMAN CAPITAL PARTNERS V (CAYMAN), L.P.

By:	Hellman & Friedman Investors V (Cayman), L.P., as its General Partner

By:	Hellman & Friedman Investors V (Cayman), Ltd., as its General Partner

By:	/s/ David Tunnell
Name:
Title:

HELLMAN & FRIEDMAN CAPITAL PARTNERS V (CAYMAN PARALLEL), L.P.

By:	Hellman & Friedman Investors V (Cayman), L.P., as its General Partner

By:	Hellman & Friedman Investors V (Cayman), Ltd., as its General Partner

By:	/s/ David Tunnell
Name:
Title:

MANAGEMENT MEMBERS

By:	/s/ Kevin Nish
Name:	Kevin Nish
Title:

Address:

2643 Seminole Circle
Fairfield Circle, California 94533
Facsimile:

By:	/s/ Karen Padovese
Name:	Karen Padovese
Title:

Address:

28 Montevideo Way
San Rafael, California 94903
Facsimile: